UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2008

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tom Williams as Senior Vice President and Chief Financial Officer

On November 25, 2008, The Reader’s Digest Association, Inc. (the “Company”) announced that Thomas A. Williams will join the Company as its Senior Vice President and Chief Financial Officer.  Mr. Williams, age 49, will join the Company from Affinion Group, Inc., a global affinity marketer of value-added membership, insurance and package enhancement programs and services to consumers, where he has served as its Executive Vice President &Chief Financial Officer since January 2007.  Prior to joining Affinion, Mr. Williams served in various divisions of AT&T since 1985, most recently as Chief Financial Officer of its Customer Service & Merger Synergies and Global Networking Technology Services divisions since January 2004.

Mr. Williams has agreed to remain with Affinion for a suitable transition period, and will join the Company at the end of such period.  Mr. Williams will serve as the Company’s designated principal financial officer for Securities and Exchange Commission reporting purposes.

Mr. Williams and the Company entered into an employment offer letter dated November 19, 2008 (the “Offer Letter”).  Pursuant to the terms of the Offer Letter, Mr. Williams will be entitled to (i) an initial annual base salary of $500,000; (ii) a one-time contingent signing bonus in the amount of $362,250, less appropriate tax withholding, payable in a single lump sum payment following sixty days of his employment with the Company; (iii) a one-time contingent signing bonus in the amount of $350,000, less appropriate tax withholding, payable in November 2009; (iv) participate in the Company’s annual incentive plan, with a bonus target for this position of $500,000, and a range of opportunity from 0% to up to 200% of target; and (v) participate in the Company’s Senior Executive Long-Term Incentive Program, with an incentive target of $500,000 (pro-rated for the 2008-2009 and 2008-2010 cycles), and a range of opportunity from 0% to 250% of target.  Mr. Williams also will be eligible to participate in the benefit programs that are made generally available to Company employees in accordance with their terms, as effective from time to time.

In the event Mr. Williams is terminated involuntarily by the Company for reasons other than “Cause” or by him for “Good Reason” (as such terms are defined in the Offer Letter), he will be eligible for a severance payment equal to: (A) 12 months of his base salary then in effect on the date of termination; and (B) a payment equal to his annual target bonus with respect to the year of termination.  The severance payments will be made over the 12-month period following Mr. Williams’ termination.

In addition, commencing on his first day of employment with the Company, Mr. Williams will be granted 443,727 shares of common stock of RDA Holding Co., delivered in the form of 332,795 stock options with an exercise price equal to the fair market value of RDA Holding Co.’s common stock on the date of grant, 55,466 restricted shares of RDA Holding Co. common stock, and 55,466 restricted stock units, all granted under the RDA Holding Co. Omnibus Incentive Compensation Plan.  The stock options and restricted stock will be awarded and vest in accordance with the standard terms and conditions generally applicable to the Company’s US-based employees.  The restricted stock units will vest upon hire and will have a payment date of the earlier of (a) the date of the executive’s involuntary termination from the Company other than for “Cause” or termination by Mr. Williams for “Good Reason”, and (b) the date of a “Liquidity Event” (as defined in the Offer Letter).

The description of the Offer Letter contained in this report is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                             Exhibit Title

10.1	Offer Letter, dated as of November 19, 2008, by and between The Reader’s Digest Association, Inc. and Tom Williams.

99.1                                         Press Release of the Company dated November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE READER’S DIGEST ASSOCIATION, INC.

                                By:           /s/ Andrea R. Newborn
                                Andrea R. Newborn
                                Senior Vice President, General Counsel and
                                Secretary

Date: November 25, 2008

EXHIBIT INDEX

Exhibit No.                             Exhibit Title

10.1	Offer Letter, dated as of November 19, 2008, by and between The Reader’s Digest Association, Inc. and Tom Williams.

99.1                                         Press Release of the Company dated November 25, 2008.